UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 18, 2003

Commission File Number 0-4281

ALLIANCE GAMING CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	88-0104066 (I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada (Address of principal executive offices)	89119 (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (702) 270-7600

ITEM 2. Acquisitions or Disposition of Assets
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS
SIGNATURES
EX-99.2

ITEM 2. Acquisitions or Disposition of Assets

On July 2, 2003, Alliance Gaming Corporation (the “Company”) issued a press release whereby it announced the divestiture of certain non-core assets, including among other things, the sale of its Bally Wulff business unit pursuant to a Stock Purchase Agreement, dated as of June 30, 2003 by and among Alliance Holding Company, Alliance Gaming Corporation, Alliance Automaten GmbH & Co KG, Alliance Automaten Verwaltungs GmbH, Bally Wulff Automaten GmbH, Bally Wulff Vertriebs GmbH (together “Bally Wulff”), and Blitz 02-099 GmbH, and Blitz 03-1066 GmbH (the “Stock Purchase Agreement”). A copy of the Stock Purchase Agreement is attached hereto as Exhibit 99.2)

On July 18, 2003, the Company consummated the sale of Bally Wulff and received the sale proceeds of $16.5 million.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)	Financial Statement of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed to reflect the disposition of Bally Wulff will be filed no later than 60 days from the date of the disposition.

(c)	Exhibits

99.1	Press release dated July 2, 2003 (incorporated herein by reference to Alliance’s Form 8-K, (dated July 3, 2003).

99.2	Stock Purchase Agreement, dated as of July 2, 2003 by and among Alliance Holding Company, Alliance Gaming Corporation, Alliance Automaten GmbH & Co KG, Alliance Automaten Verwaltungs GmbH, Bally Wulff Automaten GmbH, Bally Wulff Vertriebs GmbH, Blitz 02-099 GmbH, and Blitz 03-1066 GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

ALLIANCE GAMING CORPORATION (Registrant)

By	/s/ Robert Miodunski

President and Chief Executive Officer
(Principal Executive Officer)

By	/s/ Robert L. Saxton

Sr. Vice President, Chief Financial
Officer and Treasurer (Principal
Financial and Accounting Officer)

Date: August 5, 2003